                     TERMINATION OF CERTAIN LEASE AGREEMENTS AND
                          MASTER AGREEMENTS RELATED THERETO

                              (HOST VENTURES PROPERTIES)

     This Termination of Certain Lease Agreements and Master Agreements Related Thereto (this "Agreement") is entered into effective as of the ___ day of June, 1998 (the "Effective Date"), by and between Host Ventures, Inc., a Maryland corporation ("Host Ventures"), Host Funding, Inc., a Maryland corporation ("Host Funding"), Crossroads Hospitality Tenant Company, L.L.C., a Delaware limited liability company ("Lessee"), and Crossroads Hospitality Company, L.L.C., a Delaware limited liability company ("Crossroads"), and with regard to the hotels commonly known as SLEEP INNS, and located at 7412 Tucker Road, Ocean Springs, Mississippi (the "Ocean Springs Property"), and 900 University Avenue, Sarasota, Florida (the "Sarasota Property") (and with the Ocean Springs Property and the Sarasota Property hereinafter sometimes collectively referred to as the "Host Ventures Properties").

                                 W I T N E S S E T H:

     WHEREAS, Host Ventures (or its predecessor-in-interest, CrossHost), and Lessee, have previously entered into those certain Lease Agreements (hereinafter sometimes collectively referred to as the "Host Ventures Lease Agreements"), more particularly defined and described in EXHIBIT "A" attached hereto and by reference incorporated herein, pursuant to which Lessee has leased from Host Ventures the Host Ventures Properties; and

     WHEREAS, CrossHost, Inc., a Maryland corporation ("CrossHost"), Lessee and Crossroads have previously entered into that certain Master Agreement ("Master Agreement II"), dated September 6, 1996, Master Agreement II, among other things, relating to certain rights and obligations of said parties with respect to the Ocean Springs Lease Agreement and the Sarasota Lease Agreement; and

     WHEREAS, Crossroads has assigned to Host Ventures its rights under Master Agreement II, and Host Ventures has assumed the obligations of CrossHost thereto with regard to the Ocean Springs Lease Agreement and the Sarasota Lease Agreement; and

     WHEREAS, Host Ventures, Host Funding, Lessee and Crossroads desire to, upon the terms and conditions set forth herein, terminate the Host Ventures Lease Agreements and Master Agreement II (but only as it relates to the Ocean Springs Property and the Sarasota Property).

     NOW, THEREFORE, in consideration of the mutual premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed by the parties hereto, Host Ventures, Host Funding, Lessee and Crossroads, where and as applicable, agree as follows:

     1. Host Ventures and Lessee acknowledge and agree that, as of the Effective Date, the Host Ventures Lease Agreements are hereby terminated and declared to be of no further force or effect. Incident to such terminations, Host Ventures and Lessee acknowledge and agree that neither Host Ventures nor Lessee shall have any further obligations one to the other pursuant to the Host Ventures Lease Agreements, monetary, non-monetary, or otherwise, except as set forth hereinafter in this Agreement. Notwithstanding anything contained herein to the contrary, Lessee further agrees, at no expense to Lessee, to cooperate fully with BAC Hotel Management, Inc. ("BAC"), the new operator of the Host Ventures Properties, so as to facilitate an orderly and effective transition of the ongoing operations thereof.

     2. Host Ventures, Lessee and Crossroads agree that Master Agreement II (but only as to the Ocean Springs Lease Agreement and the Sarasota Lease Agreement) is hereby terminated and declared to be of no further force and effect. Incident to such termination, Host Ventures, Lessee and Crossroads acknowledge and agree that Host Ventures, Lessee and Crossroads (but only as to the Ocean Springs Lease Agreement and the Sarasota Lease Agreement) have no further obligations one to the other pursuant to Master Agreement II, monetary, non-monetary, or otherwise, except as hereinafter set forth in this Agreement.

     3. In consideration for the termination of the Host Ventures Lease Agreements and Master Agreement II (but only as to the Ocean Springs Lease Agreement and the Sarasota Lease Agreement), Host Ventures and/or Host Funding agree to on the Effective Date pay or cause to be paid to Lessee and/or Crossroads the sum of $112,900.00 in cash PLUS the sum of all petty cash on site as of the Closing Date at the Host Ventures Properties LESS $47,111.00 (working capital deposits delivered by Host Ventures, or its predecessor-in-interest, CrossHost, to Lessee upon the commencement of the Host Ventures Leases) and LESS $19,911.00 (working capital deposits delivered by Host Ventures to Lessee upon the commencement of the Flagstaff Lease Agreement).

     4. In consideration for the termination of the Host Ventures Lease Agreements and Master Agreement II (but only as to the Ocean Springs Lease Agreement and the Sarasota Lease Agreement), and with respect to the Host Ventures Lease Agreements, Lessee agrees to on the Effective Date transfer and deliver to Host Ventures (or, at the option of Host Ventures, to BAC) all assets (other than cash on hand, working capital and capital expenditure reserves), inventory and equipment delivered by Host Ventures (or its predecessor-in-interest CrossHost), to Lessee upon the commencement of the Host Ventures Lease Agreements and Host Ventures agrees, or agrees to cause BAC to, assume all assets (other than cash on hand, working capital and capital expenditure reserves), liabilities (including, but not limited to, service contracts, leases and other similar liabilities existing at, or arising after the commencement of the Host Ventures Lease Agreements), inventory and equipment delivered to Lessee by Host Ventures (or its predecessor-in-interest, CrossHost) upon the commencement of the Host Ventures Lease Agreements (all pursuant to Section 6.4 of the Host Ventures Lease Agreements).

     5. With respect to the Host Ventures Lease Agreements, Host Ventures and Lessee agree that all revenues and expenses for the Host Ventures Properties shall, in a manner reasonably acceptable to Host Ventures and Lessee, be prorated as of the Effective Date, such that the revenues and expenses for the period of time preceding the Effective Date shall be for the account of Lessee, and the revenues and expenses for the period of time from and after the Effective Date shall be for the account of Host Ventures or its designee.

     6. Host Ventures and Lessee, as to the Host Ventures Lease Agreements, acknowledge and agree that the indemnity obligations of Host Ventures and Lessee contained in Sections 8 and 23 of the Host Ventures Lease Agreements (but, as to Lessee, only for events described therein and arising after the commencement of the Host Ventures Lease Agreement and prior to the Effective Date, and, as to Host Ventures, only for such events and arising prior to the commencement of the Host Ventures Lease Agreements or after the Effective Date) shall survive the execution and closing of the transactions contemplated by this Agreement for the benefit of Host Ventures, Host Funding, Lessee and Crossroads, as applicable. Further, and notwithstanding the existence of any insurance, and without regard to the policy limits of any insurance, Lessee and Crossroads, jointly and severally,, will protect, indemnify, hold harmless and defend Host Ventures and Host Funding, their affiliates, subsidiaries, members, officers, directors, managers, agents and assigns ("Host Indemnified Persons"), from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Host Indemnified Persons by reason of any failure on the part of Lessee to hereafter, and if required, satisfy or comply with its hereinabove described indemnity obligations. Additionally, and notwithstanding the existence of any insurance, and without regard to the policy limits of any insurance, Host Funding and Host Ventures, jointly and severally, will protect, indemnify, hold harmless and defend Lessee and Crossroads, their affiliates, subsidiaries, members, officers, directors, managers, agents and assigns ("Crossroads Indemnified Persons"), from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Crossroads Indemnified Persons by reason of any failure on the part of Host Ventures to hereafter, and if required, satisfy or comply with its hereinabove described indemnity obligations.

     7. With respect to the Host Ventures Properties, Lessee and Crossroads acknowledge and agree that any employees or personnel of Lessee involved in the operation by Lessee of the Host Ventures Properties will be terminated as of the Effective Date, and any such employees which BAC elects not to re-employ (the "Non-BAC Employees") shall not be deemed for any reason to be the employees or personnel of BAC, Host Ventures or Host Funding. Lessee and Crossroads further acknowledges and agree that from and after the Effective Date, neither BAC, Host Ventures nor Host Funding shall be responsible or liable for the Employee Costs (hereinafter defined) payable, accruing or otherwise due to any Non-BAC Employees. Lessee and Crossroads jointly and severally agree to defend, indemnify and hold harmless BAC, Host Ventures and Host Funding from and against each and every demand, claim, loss, cost and expense, including, but not limited to, reasonable attorneys' fees, imposed or incurred by any of said parties, which directly or indirectly, relate to, result from or arise out of Employee Costs relating to the Non-BAC Employees. Lessee and Crossroads further acknowledge and agree that Lessee shall be responsible for the payment of any and all termination and exit payments or the like payable, accruing or otherwise due to any Non-BAC Employee. For the purposes hereof, "Employee Costs" shall mean any costs, expenses, salaries, employee benefit, pension or incentive plans (including without limitation, "ERISA" plans), insurance and medical plans, employment agreements, exit payments (including without limitation, final payroll or accrued vacation time) or the like payable, accruing or otherwise due to any Non-BAC Employee.

     8. Host Ventures, Host Funding, Lessee and Crossroads shall, in addition to any consideration paid to Lessee and/or Crossroads pursuant to
Section 3 hereof, and prior to the Effective Date, agree upon the appropriate adjustments to be made between the parties as to payments made or reserved by Lessee for capital expenditures funded by Lessee pursuant to the Host Ventures Lease Agreements ($34,837.00). In the event such adjustments result in Host Ventures and/or Host Funding owing monies to Lessee, said monies shall be paid to Lessee on or before the Effective Date.

     9. CrossHost, Host Ventures and Host Funding acknowledge and agree that the 60,000 shares of Host Funding Class A Common Stock previously pledged as security for the obligations of Lessee and Crossroads under the Master Agreements are and shall remain in the control and possession of Lessee and/or Crossroads free and clear of such security interest, subject to the terms and conditions of that certain letter agreement, dated March 25, 1998, and relating to the rights of Crossroads as to the sale of such shares of Host Funding Class A Common Stock.

    10. Host Ventures, Host Funding, Lessee and Crossroads understand and agree that the performance of the obligations of each of said parties hereunder is subject to the respective lenders and/or mortgagees of Host Ventures holding liens on the Host Ventures Properties having approved this Agreement and the terms and provisions hereof, and the respective franchisors pursuant to any existing franchise agreements under which the Host Venture Properties are operated have approved the transition of the operations hereof. Lessee and Crossroads also acknowledge and agree that the performance of the obligations of Host Ventures and Host Funding hereunder is further subject to the execution by Host Ventures and BAC, of the new operating or lease agreements with respect to the Host Ventures Properties.

    11. Lessee also presently leases from Host Ventures the hotel commonly known as a Super 8 Motel located at 3725 Kasper, Flagstaff, Arizona (the "Flagstaff Lease Agreement"). With regard to the Flagstaff Lease Agreement, CrossHost and Lessee acknowledge and agree that the Flagstaff Lease Agreement is not currently being terminated and remains in full force and effect, but may, within one (1) year after the Effective Date, be terminated by Lessee upon ninety (90) days prior written notice to Host Ventures; provided, upon such termination by Lessee (or upon termination of the Flagstaff Lease Agreement Host Ventures), Host Ventures shall owe to Lessee a $71,700.00 lease cancellation fee and $35,000.00 for accrued Negative Base Rent (as defined in the Flagstaff Lease Agreement).

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

     12. Host Ventures, Host Funding, Lessee and Crossroads acknowledge and agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     13. Host Ventures, Host Funding, Lessee and Crossroads acknowledge and agree that this Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

     14. Host Ventures, Host Funding, Lessee and Crossroads acknowledge and agree that this Agreement may not be modified or changed orally but may be modified or changed only by a written agreement signed by the parties hereto.

     15. Host Ventures, Host Funding, Lessee and Crossroads acknowledge and agree that if any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other person or circumstances shall not be effected thereby and shall be enforceable to the greatest extent permitted by law.

     16. Host Ventures, Host Funding, Lessee and Crossroads understand and agree that should any party to this Agreement commence legal proceedings against the other to enforce the terms and provisions of this Agreement, the party losing in such legal proceeding should pay the attorney's fees and other expenses of the party prevailing in such legal proceedings.

     17. Host Ventures, Host Funding, Lessee and Crossroads understand and agree that this Agreement is the entire agreement of the parties hereto with regard to the subject matter addressed herein and supersedes any prior written or oral agreements between the parties hereto regarding same.

     IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the Effective Date.


                                   HOST VENTURES:


                                   HOST VENTURES, INC.,  a Maryland corporation


                                   By:
                                         ----------------------------------
                                   Name:
                                         ----------------------------------
                                   Title:
                                         ----------------------------------

                                   HOST FUNDING:


                                   HOST FUNDING, INC., a Maryland corporation


                                   By:
                                         ----------------------------------
                                   Name:
                                         ----------------------------------
                                   Title:
                                         ----------------------------------


                                   LESSEE:


                                   CROSSROADS HOSPITALITY TENANT COMPANY,
                                   L.L.C., an affiliate of Crossroads
                                   Hospitality Company, L.L.C.


                                   By:
                                         ----------------------------------
                                   Name:
                                         ----------------------------------
                                   Title:
                                         ----------------------------------


                                   CROSSROADS:


                                   CROSSROADS HOSPITALITY COMPANY, L.L.C.,
                                   a Delaware limited liability company


                                   By:
                                         ----------------------------------
                                   Name:
                                         ----------------------------------
                                   Title:
                                         ----------------------------------

                                     EXHIBIT "A"

                            HOST VENTURES LEASE AGREEMENTS

1. Lease Agreement (as from time to time amended, the "Ocean Springs Lease Agreement"), dated September 6, 1996, covering the Ocean Springs Property, and executed by CrossHost, as lessor, and Lessee, as lessee, the rights of CrossHost as lessor thereunder having been assigned by CrossHost to Host Ventures.

2. Lease Agreement (as from time to time amended, the "Sarasota Lease Agreement"), dated September 6, 1996, covering the Sarasota Property, and executed by CrossHost, as lessor, and Lessee, as lessee, the rights of CrossHost as lessor thereunder having been assigned by CrossHost to Host Ventures.